UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 20, 2010

FIRSTGOLD CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-20722	16-1400479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1055 Cornell Avenue Lovelock, NV	89419
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (775) 273-7800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03 Bankruptcy Filing

On January 27, 2010 Firstgold Corp. voluntarily filed for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code. The filing was made in the United States Bankruptcy Court, District of Nevada (Case #10-50215). Since Firstgold filed for bankruptcy protection its current management continued to operate the Company as debtor-in-possession subject to the supervision and orders of the Bankruptcy Court.

Since filing for bankruptcy protection, Firstgold’s management has held discussions with several groups in an attempt to establish and fund a reorganization plan for Firstgold. Unfortunately, management was unable to establish a reorganization plan that would timely fund the recommencement of business operations and satisfy the secured creditor obligations.

At a bankruptcy hearing held on April 20, 2010, Firstgold’s management reported its inability to timely develop a reorganization plan to restart Firstgold’s operations. In light of the foregoing, Firstgold verbally stipulated to allowing its primary secured lenders, Platinum Long Term Growth, LLC (“Platinum”) and Lakewood Group, LLC (“Lakewood”), to pursue their contractual and state law rights and remedies to foreclose and take possession of all collateral securing their debt obligations with Firstgold pursuant to their security interests. The collateral securing their debt obligations includes the Relief Canyon mine property and all improvements to the mine property, all vehicles and equipment, and all reports, surveys, permits and documentation relating to the Relief Canyon mine. The collateral also included a mineral assay laboratory and an office building, both located in Lovelock, NV as well as certain exploration rights. Together the collateral represents substantially all of Firstgold’s assets.

In addition, Firstgold agreed to relinquish possession of the collateral to allow Platinum and Lakewood to preserve and protect such collateral as of April 21, 2010.

Platinum and Lakewood may now choose to foreclose on their security interest and take possession of the collateral or may attempt to sell such assets in place. Upon a sale of the collateral, Platinum and Lakewood would be entitled to full repayment of their debt obligations, currently aggregating $19,357,961 including interest, charges and fees. Unsecured creditors and stockholders will not realize any further value from the Firstgold assets unless and until the obligations of the secured creditors have been satisfied.

Firstgold will continue in a Chapter 11 status which will allow Firstgold’s management to pursue a possible reorganization of the corporate entity with another company. The next status conference hearing relating to the Firstgold corporate entity is set for May 11, 2010.

Item 9.01 Financial Statements and Exhibits

Exhibits

99.1	Press Release dated April 26, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 26, 2010	FIRSTGOLD CORP.

By:	/s/ Terry Lynch
Terry Lynch, Chief Executive Officer